EXHIBIT 10.4

FIRST AMENDMENT TO
THE CENTURYLINK, INC.
SUPPLEMENTAL DOLLARS & SENSE PLAN
2008 RESTATEMENT

WHEREAS, CenturyLink, Inc. (the “Company”) maintains the CenturyTel, Inc. Supplemental Dollars & Sense Plan (the “Plan”), which was most recently restated effective January 1, 2008;

WHEREAS, on May 20, 2010, the shareholders of the Company approved a change of the Company’s name from CenturyTel, Inc. to CenturyLink, Inc., and the Company wishes to change the Plan name to reflect the Company’s new name;

WHEREAS, effective January 1, 2011, the Company amended the CenturyLink, Inc. Dollars & Sense Plan to increase the maximum percentage of pay that may be deferred thereunder, and the Company desires to amend the Plan to make a corresponding change thereto;

WHEREAS, the Company reserved the right to amend the Plan in Section 16.02 of the Plan;

NOW, THEREFORE, the Plan is amended effective as of the dates specified below, as follows:

I.

Effective May 20, 2010, “CenturyTel” is deleted each place it appears in the Plan and “CenturyLink” is substituted therefor.

II.

Effective January 1, 2011, the second sentence of Section 5.01 is amended to read as follows:

The amount of allowable deferral pursuant to each of the Participant’s elections shall be a whole percentage, not to exceed 50% (25% prior to January 1, 2011).

IN WITNESS WHEREOF, the Company has executed this amendment on this 27th day of December, 2010.

CENTURYLINK, INC.

By:/s/ R. Stewart Ewing, Jr.
Name: R. Stewart Ewing, Jr.
Title: EVP, CFO and Assistant Secretary